UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                               --------------

                                  FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934

                               ---------------


       Date of Report (Date of earliest event reported): May 13, 1997


                            ORA ELECTRONICS, INC.
           (Exact name of registrant as specified in its charter)



    Delaware                       0-21903                   95-4607830
--------------------------------------------------------------------------------
(State or other jurisdic-        (Commission                (IRS Employer
tion of incorporation)          File Number)             Identification No.)


            9410 Owensmouth Avenue, Chatsworth, California 91311
             (Address of principal executive offices) (Zip Code)


     Registrant's telephone number, including area code: (818) 772-2700

             ______________________________________________________
        (Former names or former address, if changed from last report)

Item 5.     OTHER EVENTS

The United States Court of Appeal for the Federal Circuit has affirmed a lower court order in Alliance Research Corporation v. Telular Corporation (case No. 96-1225). The lower court determined that certain patents owned by Telular Corporation ("Telular") are valid and that ORA Electronics, Inc. (the "Company"), formerly Alliance Research Corporation, is permanently enjoined from further sales of its Cellular Data Link products ("CDL"). The case will be returned to the District Court for a determination of (i) damages, (ii) Telular's claims for enhanced damages, and (iii) an award of Telular's attorneys' fees, which could be material to the Company. The CDL product was at the end of its product cycle and represented a very small part of the Company's business. CDL sales accounted for approximately $211,000.00 and $46,000.00, or
0.88 percent and 0.25 percent, of the Company's net sales in fiscal years ending March 31, 1996 and March 31, 1997, respectively.

            Pursuant to the requirement of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   May 13, 1997

                                   ORA ELECTRONICS, INC.


                                   By:  /s/John M. Burris
                                      ------------------------------
                                      John M. Burris
                                      Chief Financial Officer